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                                                                   Exhibit 10.25

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT made this 17th day of August, 2000.


B E T W E E N:


                     CYBER-TECH GROUP LIMITED, a corporation
                     incorporated under the laws of the
                     British Virgin Islands (hereinafter
                     referred to as the "Purchaser"),



                                     - and -



                     CYBERWORKS, INC., a corporation
                     incorporated under the laws of
                     California hereinafter referred to as
                     the "Vendor"),



             WHEREAS the Vendor is the owner and registrant of the domain names CYBERWORKS.COM and CYBERWORKS.NET as shown by the records of Network Solutions, Inc. ("NSI") of Herndon, Virginia, which is the registrar and administers the
 .COM and .NET generic top level domain name system of the Internet;

             AND WHEREAS, the Vendor is the owner of certain related intellectual property as further defined in this Agreement;

             AND WHEREAS, the Vendor has agreed to sell and the Purchaser has agreed to purchase such domain names and related intellectual property;

             NOW THEREFORE, in consideration of the premises and covenants and agreements herein contained, the parties hereto agree as follows:




                           ARTICLE 1 - INTERPRETATION

1.01 DEFINITIONS

        In this Agreement, unless something in the subject matter or context is inconsistent therewith:


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        "AFFILIATE" an "Affiliate" of, or a Person "affiliated" with, a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified;

        "AGREEMENT" means this agreement, including its recitals and schedules, as amended from time to time;

        "BUSINESS DAY" means a day other than a Saturday, Sunday or statutory holiday in Ontario;

        "CLOSING DATE" means August 18, 2000 or such other date as may be agreed in writing between the Vendor and the Purchaser;

        "DOMAIN NAME" means an alphanumeric Internet address or part of an alphanumeric Internet address including, but not limited to, a full domain name, a top level domain or any sub-domain under the Internet domain name system;

        "ESCROW AGENT" means Chitiz Pundit Pathak & Sokoloff;

        "ESCROW AGREEMENT" means the form of Escrow Agreement attached hereto as Schedule "A";

        "INTELLECTUAL PROPERTY" means all domestic and foreign, including all U.S. and Canadian, trademarks, service marks, trade dress, trading styles, logos, trade names and business names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith and includes any right, title and interest as licensee or authorized user of any of the aforementioned;

        "NEW SITE DATE" means 30 days from the Site Termination Date;

        "NSI" has the meaning set out in the Recitals;

        "PERSON" means any individual, firm, corporation (including any non-profit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labour union, or other entity, including any successor (by merger or otherwise) of such entity;

        "PURCHASED DOMAIN NAMES" means the Domain Names CYBERWORKS.COM and CYBERWORKS.NET;

        "PURCHASED INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Vendor or its Affiliates that contains the name "CYBERWORKS", or that is confusingly similar to or contains any word that is confusingly similar to such word and includes the registered Intellectual Property or applications for such registered Intellectual Property set out in Schedule "B" to this Agreement;

        "PURCHASE PRICE" has the meaning set out in Section 2.3;

        "PURCHASED ASSETS" means the Purchased Domain Names and the Purchased Intellectual Property;


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        "SITE TERMINATION DATE" means the date that NSI provides notice that it accepts the Purchaser's Domain Name Registration Agreement and creates a Domain Name registration record for the Purchased Domain Names that associates the Purchased Domain Names with the Purchaser's host servers' Internet Protocol addresses; and

        "TIME OF CLOSING" means 2:00 p.m. (San Diego time) on the Closing Date.

1.02 HEADINGS

        The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

1.03 EXTENDED MEANINGS

        In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The term "including" means "including without limiting the generality of the foregoing".

1.04 STATUTORY REFERENCES

        In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

1.05 CURRENCY

        All references to currency herein are to lawful money of the United States of America.

1.06 RECITALS

        The recitals hereto form an integral part of this agreement.


                          ARTICLE 2 - SALE AND PURCHASE

2.01 SALE OF ASSET

        Subject to the terms, conditions and provisions hereof, the Vendor agrees to sell, convey, assign and transfer to the Purchaser, all right, title, benefit and interest in and to the Purchased Assets.


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2.02 LIABILITIES NOT ASSUMED

        The Purchaser does not assume and shall not be liable for any obligations, commitments, liabilities of or claims against the Vendor, whatsoever, and the Vendor shall continue to be responsible for same and agree to indemnify and save harmless the Purchaser in respect thereof. It is understood that the Purchaser will be responsible for payment of the initial NSI Domain Name registration fee for the Purchased Domain Names and all maintenance fees thereafter.

2.03 PURCHASE PRICE

        The purchase price payable to the Vendor for the Purchased Assets shall be US $1,000,000 (One Million United States dollars) (hereafter the "Purchase Price").

2.04 PAYMENT OF PURCHASE PRICE

        The Purchase Price shall be paid at the Time of Closing to the Escrow Agent by wire transfer to the Escrow Agent and shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement attached hereto as Schedule "A".


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.01 VENDOR'S REPRESENTATIONS AND WARRANTIES

        The Vendor represents and warrants to the Purchaser that:

        (1) the Vendor is duly incorporated, organized and subsisting under the laws of California;

        (2) the Vendor has the power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the Purchased Assets to the Purchaser free and clear of all liens, charges, encumbrances and any other rights of others whatsoever;

        (3) except as provided in this Agreement, the Vendor is the owner of and has good and marketable title to all of the Purchased Assets including ownership of the Purchased Domain Names as shown by the records of NSI;

        (4) Schedule "C" sets forth, separately, all of the following Purchased Intellectual Property:

                (a) that of which Vendor is not the exclusive owner or that Vendor owns jointly with a third party, identifying the subject matter, any related registration, and the limits on ownership by Vendor, and

                (b) that Vendor uses pursuant to license or sublicense from a third party, listing the licensed Intellectual Property, any royalty, license or fee payable with respect to the use of such Intellectual Property and any corresponding registration, the source of authorization or license and the owner;


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        (5)     except as expressly set forth in Schedule "C", Vendor is not a party to any contract or commitment to pay any royalty, license or other fee with respect to the use of the Purchased Assets;

        (6) except as provided for in Schedule "B", no other Purchased Intellectual Property is registered in the name of the Vendor or any of its Affiliate nor have any applications been made for registration of any of the Purchased Intellectual Property by the Vendor or any of its Affiliates;

        (7) except for the consent of NSI or such other consents that have otherwise been obtained, no consents are required for Vendor to sell, transfer or assign to Purchaser all of the right, title, benefit and interest of Purchaser in any of the Purchased Assets;

        (8) to the best of the knowledge of the Vendor, no third party has interfered with, infringed upon, misappropriated, misused, violated or otherwise come into conflict with any of the Purchased Assets or rights to the Purchased Assets;

        (9) to the best of the knowledge of the Vendor, the Purchased Assets do not infringe upon, misappropriate, misuse, violate or otherwise come into conflict with any Intellectual Property or other rights of any third party;

        (10) Vendor currently has no information, knowledge or belief that any third party has asserted or intends to assert any rights to the Purchased Domain Names;

        (11) Vendor currently has no outstanding obligations or liabilities, contingent or otherwise, pursuant to any agreement written or oral respecting the Purchased Domain Names except for this Agreement;

        (12) Vendor has not received any notice from NSI or any other third party that the Purchased Domain Names infringe any trademark, trade name, or any other proprietary right; and

        (13) no actions, claims or other proceedings are pending or, to Vendor's knowledge, threatened against or affect the Purchased Assets which, if decided unfavourably, would materially and adversely affect the title to the Purchased Assets, or the Vendor's ability to effect the sale and transfer thereof to the Purchaser as contemplated in this Agreement.

3.02    PURCHASER'S REPRESENTATIONS AND WARRANTIES

        The Purchaser represents and warrants to the Vendor that:

        (1) the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of the British Virgin Islands;

        (2) the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to take all action required to be taken by the Purchaser hereunder;


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        (3)     except for such consents that have already been obtained, no additional consents are required for the Purchaser to purchase the Purchased Assets; and

        (4) no actions, claims or other proceedings are pending or, to Purchaser's knowledge, threatened against the Purchaser which, if decided unfavourably, would materially and adversely affect the Purchaser's ability to effect the purchase of the Purchased Assets as contemplated in this Agreement.


                              ARTICLE 4 - COVENANTS

4.01 COVENANTS OF THE VENDOR

        The Vendor covenants and agrees that from and after the Site Termination
Date:

        (1) neither the Vendor nor any Affiliate of the Vendor will, directly or indirectly, challenge or oppose, or be a party to any proceeding which seeks to challenge or oppose, in any manner whatsoever, in any court or tribunal, the ownership, validity, registrability or right to use by the Purchaser of the Purchased Assets or any Domain Name or Intellectual Property identical to or confusingly similar to the Purchased Assets;

        (2) neither the Vendor nor any Affiliate of the Vendor will operate any Internet website associated with, or otherwise use, any Domain Name that is identical or confusingly similar to the Purchased Assets;

        (3) neither the Vendor nor any Affiliate of the Vendor will adopt or use any Intellectual Property that is identical or confusingly similar to the Purchased Intellectual Property other than use of the name "Cyberworks" by the Vendor in carrying on its business during the period ending no later than the New Site Date;

        (4) other than as required by law or generally available to the public through no misconduct of Vendor, the Vendor and all Affiliates of the Vendor will keep the existence and terms and conditions of this Agreement in strict confidence, provided, subject to section 8.04, Vendor or its Affiliates shall be allowed to issue a press release regarding the sale of the Purchased Assets at the time of Closing; and

        (5) the Vendor will indemnify and save the Purchaser harmless from and against any and all claims against the Purchaser relating to the Purchased Assets arising from the non-compliance by the Purchaser or Vendor, or both, with the provisions of the bulk sales legislation in any jurisdiction where the Vendor owns assets, including any and all costs and expenses which the Purchaser may incur in defending any proceedings brought against it pursuant to the provisions of the said legislation, provided that the Vendor's liability hereunder shall be limited to and shall not exceed the Purchase Price.


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4.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

        The representations, warranties and covenants of the Vendor and the Purchaser shall survive the completion of the sale of the Purchased Assets herein provided for and notwithstanding such completion, such representations, warranties and covenants shall continue in full force and effect thereafter.


                             ARTICLE 5 - CONDITIONS

5.01 CONDITIONS IN FAVOUR OF THE PURCHASER

        The sale by the Vendor and the purchase by the Purchaser of the Purchased Assets is subject to the following conditions, which are for the exclusive benefit of the Purchaser and which are to be performed or complied with at or prior to the Time of Closing:

        (1) Vendor will provide whatever assistance may be necessary to complete the transfer and assignment to the Purchaser of the Purchased Domain Names, which transfer and assignment of the Purchased Domain Names shall not be deemed effective until the Site Termination Date, and which assistance includes achieving the following:

                (a) completion and delivery of all notices and authorizations to NSI that conform to NSI's requirements for a Domain Name transfer;

                (b) completion, delivery and acceptance by NSI of the NSI Registrant Name Change Agreement;

                (c) termination of the Vendor's current Domain Name Registration Agreement for the Purchased Domain Names with NSI; and

                (d) authorization of NSI to disassociate the Purchased Domain Names from the Vendor's host servers, and authorization of NSI to take all steps necessary to register the Purchased Domain Names to the Purchaser.

        (2) Vendor shall deliver to the Purchaser a copy of all submitted forms and a notification of successful termination of the Vendor's current Domain Name Registration Agreement for the Purchased Domain Names; and

        (3)     the representations and warranties of the Vendor set forth in
                Section 3.01 will be true and correct at the Time of Closing with the same force and effect as if made at and as such time.

5.02 CONDITIONS IN FAVOUR OF THE VENDOR

        The sale by the Vendor and the purchase by the Purchaser of the Purchased Assets is subject to the following conditions, which are for the exclusive benefit of the Vendor and which are to be performed or complied with at or prior to the Time of Closing:


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        (1)     Purchaser will provide whatever assistance may be necessary to complete the transfer and assignment to the Purchaser of the Purchased Domain Names, which transfer and assignment of the Purchased Domain Names shall not be deemed effective until the Site Termination Date, and which steps include the completion and delivery of all notices and authorizations to NSI that conform to NSI's requirements for a Domain Name transfer;

        (2) The execution and delivery to the Vendor of a letter agreement pursuant to which representatives of the venture capital division of Pacific Century Cyberworks Limited and representatives of Venture Catalyst Incorporated agree to meet on an informal basis for the purpose of considering mutual business opportunities; and

        (3) The Escrow Agent shall have received funds representing the Purchase Price and, subsequent to the Time of Closing, upon satisfaction of the provisions of section 2.1 of the Escrow Agreement the Vendor shall have received the Purchase Price pursuant to the Escrow Agreement without any claim or reservation of rights from Purchaser or Escrow Agent.


                        ARTICLE 6 - ADDITIONAL AGREEMENTS

6.01 CLICK-THROUGH

        During the period from the Site Termination Date to and including the New Site Date, the Purchaser will permit the Vendor, at no charge, to place a click-through banner on the Purchaser's Internet websites associated with the Purchased Domain Names in order to allow the Vendor time to register a new Domain Name, to associate its host servers with that new Domain Name and to market that new Domain Name.

6.02 E-MAIL FORWARDING

        During the period from the Site Termination Date to and including the New Site Date, the Purchaser will forward all e-mails addressed to any of the e-mail addresses set out in Schedule "D" to an Internet address to be supplied by the Vendor.


                               ARTICLE 7 - CLOSING

7.01 CLOSING

        The sale and purchase of the Purchased Assets will be completed at the Time of Closing at the offices of the Vendor.


                               ARTICLE 8 - GENERAL

8.01 FURTHER ASSURANCES

        Each of the Vendor and the Purchaser will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or

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better evidence or perfect the full intent and meaning of this Agreement including the execution of any further assignment documentation required for the purposes of registering the assignment and transfer of any of the Purchased Assets.

8.02 TIME OF THE ESSENCE

        Time is of the essence to this Agreement.

8.03 FEES AND COMMISSIONS

        Except as provided herein, each of the Vendor and the Purchaser will pay its respective legal and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred. Each of the Vendor and the Purchaser will indemnify and save harmless the other from and against any claim for any broker's, finder's or placement fee or commission alleged to have been incurred as a result of any action by it in connection with the transactions hereunder.

8.04 PUBLIC ANNOUNCEMENTS

        Except as required by law, no public announcement or press release concerning the sale and purchase of the Purchased Assets may be made by the Vendor without the prior consent and approval of the Purchaser. For greater certainty, no such public announcement may be made without consultation by the Vendor with the Purchaser which shall include submitting the text of the public announcement to the Purchaser for comment before its release.

8.05 BENEFIT OF THE AGREEMENT

        This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties hereto.

8.06 ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

8.07 AMENDMENTS AND WAIVERS

        No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.


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8.08 ASSIGNMENT

        This Agreement may not be assigned by the Vendor without the written consent of the Purchaser but may be assigned by the Purchaser to an Affiliate of Purchaser without the consent of the Vendor.

8.09 NOTICES

        Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

        To the Vendor:

               Cyberworks, Inc.
               C/o Venture Catalyst Incorporated
               16868 Val del Campo Court
               Suite 200
               San Diego, California
               92127

               Fax No.:      (858) 385-1001
               Attention:    General Counsel


        To the Purchaser:

               Cyber-Tech Group Limited
               Trustnet Chambers
               P.O. Box 3444
               Road Town
               Tortola
               British Virgin Islands

               Fax No.:      (284) 494-5283
               Attention:    Helen Chu

        With a copy to:

               Chitiz Pundit Pathak & Sokoloff
               85 Richmond St. West
               Suite 901
               Toronto, Ontario
               M5H 2C9


               Fax No.:      (416) 368-0300

               Attention:    Paul Pathak


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or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

8.10 GOVERNING LAW

        This Agreement is governed by and will be construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws.

8.11 ATTORNMENT

        For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the State of California and the courts of the State of California will have jurisdiction to entertain any action arising under this Agreement. Purchaser and Vendor agree to submit to jurisdiction in California and further agree that any cause of action arising under this Agreement shall be brought in a court in San Diego County, California.

8.12 COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



CYBER-TECH GROUP LIMITED





Per:    /s/ Alex Arena
    ------------------------------------

Title:  Director
      ----------------------------------




CYBERWORKS, INC.


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Per:    /s/  Kevin McIntosh
    -----------------------------------

Title:  Secretary
      ---------------------------------